Exhibit 10.8

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made between Green Automotive Company, a Nevada corporation ("Seller" or the “Company”), and First Market Services, a Nevada corporation, (“Buyer”).

W I T N E S S E T H

WHEREAS, one of the Company’s wholly-owned subsidiaries, contemporaneously with this Agreement, is entering into a Stock Exchange Agreement (the “Stock Exchange Agreement”) to purchase all of the capital stock of Liberty Electric Cars Ltd., an England and Wales private company limited and LEC 2, Limited, an England and Wales private company limited (the “Liberty Shares”).

WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer up to one hundred thousand (120,000) shares of the Company’s Series A Preferred stock (the “Shares”) pursuant to the terms hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.

Share Price. The price shall be $5.00 per Share, (the “Share Price”).

2.

Incremental Purchase.

a.

 Buyer shall have the right to purchase up to ONE HUNDRED AND TWENTY THOUSAND (120,000) shares of the Company’s Series A Preferred stock from Seller (the “Shares”). Buyer shall have the right to purchase the Shares in increments of ONE THOUSAND DOLLARS ($1,000). Buyer agrees to purchase at least 10,000 Shares per month (“Minimum Monthly Share Purchase”).   For the $50,000 Minimum Monthly Share Purchase, $40,000 of that amount is earmarked to be sent to the LEC Entities to fund their operations and growth, and $10,000 of that amount is earmarked to fund the costs associated with GACR being a public company.

b.

For each increment of money paid to Seller by Buyer (“Incremental Payment”), Seller shall sell, assign, transfer and convey to Buyer, a number of Shares equal to the Incremental Payment divided by the Share Price; so, for example, an Incremental Payment by Buyer to Seller of $10,000 would result in the purchase of 2,000 Shares.

c.

Subsequent to each incremental purchase of Shares, as described in Article 2.b., Seller shall assign, transfer and convey to Buyer, together with all rights and benefits of any kind or nature, including but not limited to, the right to vote the Shares so purchased and receive dividends if any, arising on or after the date hereof, and Buyer accepts such conveyance and assumes the obligations attendant to being the lawful owner and holder of the Shares with respect to all matters arising on or after the date hereof.

d.

Upon receipt of the Incremental Payment, Seller shall duly endorse and tender to Buyer the certificate evidencing the Shares so purchased.

Dallas     •     Newport Beach     •     Los Angeles     •     Shanghai

Corporate Offices • Green Automotive Company • 23 Corporate Place, Suite 150, Newport Beach, California 92660 • Tel: 877.449.8842 Fax: 310.669.2000 info@usaelectricauto.com

3.

Seller representations and warranties.  . Seller represents to Buyer that it is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; it has all requisite power and authority to carry on its business as it is now being conducted; it has all requisite power and authority to enter into the transaction contemplated hereby; the execution, delivery and performance of this Agreement have been duly authorized by all requisite actions.

4.

Suitability of Investment. Buyer has evaluated the merits and risks of Buyer's proposed investment in the Shares, including those risks particular to Buyer's situation, and has determined that this investment is suitable for Buyer. Buyer has adequate financial resources for an investment of this character, and at this time Buyer can bear a complete loss of Buyer's investment. Further, Buyer will continue to have, after making an investment in the Shares, adequate means of providing for Buyer's current needs, the needs of those dependent on Buyer, and possible personal contingencies.  Buyer specifically represents that he or she has a net worth at least five times greater than the investment made herein.

5.

Exempt Offering. Buyer understands that the sale of Shares is not being registered on the basis that this issuance is exempt from registration under the Securities Act, and the applicable state securities laws, and the rules and regulations promulgated thereunder, and that reliance on such exemptions is predicated, in part, on Buyer's representations and warranties contained in this Agreement.

6.

Limitations on Disposition/Residency. Buyer understands that there are substantial restrictions on the transferability of the Shares. The Shares will not be, and, Buyer has no right to require that the Shares be, registered under the Securities Act; and, accordingly, Buyer may have to hold the Shares for an indefinite period of time if there is no public market for the Shares. Buyer affirms that the Buyer is a resident or an entity formed not solely for the purpose of acquiring the Shares.

7.

Buyer Representations and Warranties: Buyer hereby represents and warrants to Seller that:

a.

Accredited Investor. Subscriber certifies that (s)he/it qualifies as an “Accredited Investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act .

b.

Knowledge and Experience: Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the merits and risks of an investment in the Shares.

8.

Term and Termination. This Agreement shall be effective upon the closing of the purchase by of Company of the Liberty Shares and shall remain in force a period of twelve months from the date of closing, unless terminated sooner in writing by either Party upon thirty days written notice.

9.

Notice. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission or email (with immediate telephonic confirmation thereafter),

a.

If to the Buyer, to:

First Market Services

74998 Country Club 220-191

Palm Desert California 92260

Fax: 760.565.1158

Tel: 435.859.8134

b.

If to the Seller, to:

Green Automotive Company

23 Corporate Place, Suite 150

Newport Beach, California 92660

Fax: 310.669.2000

Tel: 877.449.8842

10.

Amendments. This Agreement may be amended by written consent of the parties.

11.

Miscellaneous Provisions. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, personal or legal representatives, heirs, successors and permitted assign. This Agreement and all transactions contemplated by this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original.  The non-prevailing party in any cause of action brought hereunder shall be liable for the reasonable attorney's fees, expenses, and costs of suit incurred by the prevailing party therein.

IN WITNESS WHEREOF, the parties have executed this Agreement, consisting of four pages including this page.

SELLER:

Green Automotive Company

By:

________________________________________

Name:

Fred G. Luke

Title:

President

Date:

________________________________________

BUYER:

First Market Services

By:

________________________________________

Name:

Leon Bryant

Title:

President

Date:

________________________________________

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